Item 77Q1

RESTATED INVESTMENT ADVISORY AGREEMENT

THIS AGREEMENT made as of the 1st day of January, 2013 by and between OPPENHEIMER CAPITAL INCOME FUND, (formerly known as Oppenheimer Equity Income Fund) (the “Fund”), and OFI GLOBAL ASSET MANAGEMENT, INC. (the “Manager”).

WHEREAS, the Fund is an open-end, diversified investment company registered as such with the Securities and Exchange Commission (the “Commission”) pursuant to the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the Manager is an investment adviser registered as such with the Commission under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Fund desires that the Manager shall act as its investment adviser pursuant to this Agreement, which restates the Amended and Restated Investment Advisory Agreement dated August 21, 2012 by and between the Fund and OppenheimerFunds, Inc.;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.	General Provisions.

The Fund hereby employs the Manager and the Manager hereby undertakes to act as the investment adviser of the Fund and to perform for the Fund such other duties and functions as are hereinafter set forth. The Manager shall, in all matters, give to the Fund and its Board of Trustees the benefit of its best judgment, effort, advice and recommendations and shall, at all times conform to, and use its best efforts to enable the Fund to conform to (i) the provisions of the Investment Company Act and any rules and regulations thereunder; (ii) any other applicable provisions of state or federal law; (iii) the provisions of the Declaration of Trust and By-Laws of the Fund as amended from time to time; (iv) policies and determinations of the Board of Trustees of the Fund; (v) the fundamental policies and investment restrictions of the Fund as reflected in its registration statement under the Investment Company Act and in the Fund’s By-Laws, or as such policies may, from time to time, be amended by the Fund’s shareholders; and (vi)  the Prospectus of the Fund in effect from time to time. The appropriate officers and employees of the Manager shall be available upon reasonable notice for consultations with any of the Trustees and officers of the Fund with respect to any matters dealing with the business and affairs of the Fund including the valuation of any of the Fund’s portfolio securities which are either not registered for public sale or not being traded on any securities market.

2.	Investment Management.

(a)       The Manager shall, subject to the direction and control by the Fund’s Board of Trustees (i) regularly provide investment advice and recommendations to the Fund with respect to its investments, investment policies and the purchase and sale of securities; (ii)  supervise continuously the investment program of the Fund and the composition of its portfolio and determine what securities shall be purchased or sold by the Fund; and (iii)  arrange, subject to the provisions of paragraph “6” hereof, for the purchase of securities and other investments for the Fund and the sale of securities and other investments held in the portfolio of the Fund. The Manager shall also conduct investigations and research in the securities field and furnish to the Fund’s Board of Trustees statistical and other factual information and reports on industries, businesses or corporations, to assist the Manager and the Fund’s Board of Trustees in furthering the investment policies of the Fund; and the Manager shall compile, for its use and that of the Fund, and furnish to the Fund’s Board of Trustees, information and advice on economic and business trends, and render such other complete investment management services as may be necessary or appropriate to effectuate the investment of the resources of the Fund through the acquisition, holding and disposition of portfolio securities.

(b)       Provided that the Fund shall not be required to pay any compensation other than as provided by the terms of this Agreement and subject to the provisions of paragraph “6” hereof, the Manager may obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services.

(c)       So long as it shall have acted with due care and in good faith, the Manager shall not be liable for any loss sustained by reason of any investment, the adoption of any investment policy, or the purchase, sale or retention of any security irrespective of whether the determinations of the Manager relative thereto shall have been based, wholly or partly, upon the investigation or research of any other individual, firm or corporation believed by it to be reliable. Nothing herein contained shall, however, be construed to protect the Manager against any liability to the Fund or its shareholders by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

(d)       Nothing in this Agreement shall prevent the Manager or any officer thereof from acting as investment adviser or performing management services for any other person, firm or corporation and shall not in any way limit or restrict the Manager or any of its directors, officers, shareholders or employees from buying, selling or trading any securities for its or their own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by the Manager of its duties and obligations under this Agreement, nor adversely affect the Fund.

3.	Other Duties of the Manager.

The Manager shall, at its own expense, provide and supervise the activities of all executive, administrative and clerical personnel as shall be required to provide effective administration for the Fund, including the compilation and maintenance of such records with respect to its operations as may reasonably be required; the preparation and filing of such reports with respect thereto as shall be required by the Commission, and the laws of any state, territory or possession of the United States or any foreign country; composition of periodic reports with respect to its operations for the shareholders of the Fund; composition of proxy materials for meetings of the Fund’s shareholders; and the composition of such registration statements as may be required by federal securities laws and the laws of any state, territory or possession of the United States or any foreign country for continuous public sale of shares of the Fund. The Manager shall, at its own cost and expense, provide such officers for the Fund as the Fund’s Board may request and shall also provide the Fund’s Trustees, at their request, with adequate office space, and normal office equipment and secretarial assistance as may be necessary for them to perform their functions as such, and the Manager shall, at its own cost and expense, calculate the daily net asset value of the Fund’s shares and maintain the Fund’s general accounting books and records. The cost and expenses of the Manager set forth in this paragraph 3 do not include the transfer agent and other costs and expenses set forth in paragraph 4 following.

4.	Allocation of Expenses to the Fund.

All other costs and expenses not expressly assumed by the Manager under this Agreement, or to be paid by the General Distributor of the shares of the Fund, shall be paid by the Fund, including but not limited to (i) interest and taxes; (ii) brokerage commissions; (iii) insurance premiums on fidelity and other coverage requisite to its operations; (iv) compensation and expenses of its Trustees except as qualified further in this paragraph 4; (v) legal and audit expenses; (vi) custodian and transfer agent fees and expenses; (vii) expenses incident to the redemption of its shares; (viii) expenses incident to the issuance of its shares against payment therefor by or on behalf of the subscribers thereto; (ix) fees and expenses, other than as hereinabove provided, incident to the registration of the Fund’s shares for public sale under federal securities laws or the laws of any state, territory or possession of the United States or any foreign country; (x)  expenses of printing and mailing reports and notices and proxy material to shareholders of the Fund; (xi) except as noted in paragraph 3 hereof, all other expenses incidental to holding any meetings of the Fund’s shareholders; and (xii) such extraordinary non-recurring expenses as may arise, including litigation, affecting the Fund and the legal obligation or right which the Fund may have to indemnify its officers and Trustees with respect thereto unless the Fund has the right to recover said indemnity payments from the Manager. Any officers or employees of the Manager or any entity controlling, controlled by or under common control with the Manager who may also serve as officers, Trustees or employees of the Fund shall not receive any compensation by the Fund for their services.

5.	Compensation of the Manager.

The Fund agrees to pay the Manager and the Manager agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee computed on the net asset value of the Fund as of the close of each business day and payable monthly at the following annual rates:

0.75% of the first $100 million of net assets;
0.70% of the next $100 million;
0.65% of the next $100 million;
0.60% of the next $100 million;
0.55% of the next $100 million;
0.50% of the next $4.5 billion; and
0.48% of net assets in excess of $5 billion.
6.	Portfolio Transactions and Brokerage.

(a)       The Manager will render all services for the Fund in connection with placing orders with brokers and dealers for the purchase, sale or trade of securities for the Fund’s portfolio.

(b)       The Manager is authorized, in arranging the purchase and sale of the Fund’s portfolio securities, to employ or deal with such members of securities exchanges, brokers or dealers (hereinafter “broker-dealers”), including “affiliated” broker-dealers, as that term is defined in the Investment Company Act, as may, in its best judgment, implement the policy of the Fund to obtain, at reasonable expense, the “best execution” (prompt and reliable execution at the most favorable security price obtainable) of the Fund’s portfolio transactions as well as to obtain, consistent with provisions of subparagraph (c) of this paragraph 6, the benefit of such investment information or research as will be of significant assistance to the performance by the Manager of its investment management functions.

(c)       The Manager shall select broker-dealers to effect the Fund’s portfolio transactions on the basis of its estimate of their ability to obtain best execution of particular and related portfolio transactions. The abilities of a broker-dealer to obtain best execution of particular portfolio transaction(s) will be judged by the Manager on the basis of all relevant factors and considerations including, insofar as feasible, the execution capabilities required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Fund’s portfolio transactions by participating therein for its own account; the importance to the Fund of speed, efficiency or confidentiality; the broker-dealer’s apparent familiarity with sources from or to whom particular securities might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

(d)       The Manager shall have discretion, in the interests of the Fund, to allocate brokerage on the Fund’s portfolio transactions to broker-dealers (other than affiliated broker-dealers) qualified to obtain best execution of such transactions and who provide “brokerage and/or research services” (as such services are defined in Section 28 (e) (3) of the Securities Exchange  Act of 1934) for the Fund and/or other accounts for which the Manager exercises “investment discretion” (as that term is defined in Section 3 (a) (35) of the Securities Exchange Act of 1934) and to cause the Fund to pay such broker-dealers a commission for effecting a portfolio transaction for the Fund that is in excess of the amount of commission another broker-dealer adequately qualified to effect such transaction would have charged for effecting that transaction, if the Manager determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Manager’s overall responsibilities with respect to the accounts as to which it exercises investment discretion. In reaching such determination, the Manager will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or being provided by such broker-dealer.  In demonstrating that such determinations were made in good faith, the Manager shall be prepared to show that all commissions were allocated for purposes contemplated by this Agreement and that the total commissions paid by the Fund over a representative period selected by the Fund’s Trustees were reasonable in relation to the benefits to the Fund.
(e)       The Manager shall have no duty or obligation to seek advance competitive bidding for the most favorable commission rate applicable to any particular portfolio transactions or to select any broker-dealer on the basis of its purported or “posted” commission rate but will, to the best of its ability, endeavor to be aware of the current level of the charges of eligible broker-dealers and to minimize the expense incurred by the Fund for effecting its portfolio transactions to the extent consistent with the interests and policies of the Fund as established by the determinations of its Board of Trustees and the provisions of this paragraph 6.

(f)       Transactions with affiliated broker-dealers are required to conform to a number of restrictions and conditions: (1) affiliated broker-dealers may effect portfolio transactions for the Fund only if the commissions, fees or other remuneration received or to be received by them are determined in accordance with procedures contemplated by any rule, regulation or order adopted under the Investment Company Act for determining the permissible level of such commissions; and (2) if required by Section 11(a) of the Securities Exchange Act of 1934, affiliated broker-dealers may not receive compensation in connection with any portfolio transaction effected on a national securities exchange for the Fund if the affiliated broker-dealers are  members of such exchange unless there is an effective separate written contract between the affiliated broker-dealers and the Fund expressly providing otherwise and which refers to said Section 11(a) and the rules promulgated thereunder and provides that any transactions executed on an exchange of which the affiliated broker-dealers are members must be executed on the floor of such exchange by a member which is not an “associated person” of the affiliated broker-dealers.

7.	Duration.

This Agreement will take effect on the date first set forth above and shall continue in effect from year to year, unless earlier terminated by operation of law, so long as such continuance shall be approved annually by the Fund’s Board of Trustees, including the vote of a majority of the Trustees of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, or by the holders of a majority of the outstanding voting securities of the Fund and by such a vote of the Fund’s Board of Trustees.

8.	Termination.

This Agreement may be terminated (i) by the Manager at any time without penalty by giving sixty days’ written notice (which notice may be waived by the Fund); or (ii) by the Fund at any time without penalty upon sixty days’ written notice to the Manager (which notice may be waived by the Manager), provided that such termination by the Fund shall be directed or approved by the Board of Trustees of the Fund or by the vote of the holders of a majority of the outstanding voting securities of the Fund.

9.	Assignment or Amendment.

This Agreement may not be amended or the rights of the Manager thereunder sold, transferred, pledged or otherwise in any manner encumbered without the affirmative vote or written consent of the holders of the majority of the outstanding voting securities of the Fund; this Agreement shall automatically and immediately terminate in the event of its assignment.

10.	Disclaimer of Shareholder Liability.

The Manager understands that the obligations of the Fund under this Agreement are not binding upon any Trustee or shareholder of the Fund personally, but bind only the Fund and the Fund’s property.  The Manager represents that it has notice of the provisions of the Declaration of Trust of the Fund disclaiming Trustee and shareholder liability for acts or obligations of the Fund.

11.	Use of Name “Oppenheimer”.

The Manager hereby grants to the Fund a royalty-free, non-exclusive license to use the name “Oppenheimer” in the name of the Fund for the duration of this Agreement and any extensions or renewals thereof.  To the extent necessary to protect the Manager’s rights to the name  “Oppenheimer” under applicable law, such license shall allow the Manager to inspect and, subject to control by the Fund’s Board, control the nature and quality of services offered by the Fund under such name.  Such license may, upon termination of this Agreement, be terminated by the Manager, in which event the Fund shall promptly take whatever action may be necessary to change its name and discontinue any further use of the name “Oppenheimer” in the name of the Fund or otherwise. The name “Oppenheimer” may be used by the Manager in connection with any of its activities, or licensed by the Manager to any other party.

12.	Definitions.

The terms and provisions of this Agreement shall be interpreted and defined in a manner consistent with the provisions and definitions of the Investment Company Act and other applicable laws.

Oppenheimer Capital Income Fund

By:           /s/ Brian W. Wixted
Brian W. Wixted
Treasurer

OFI Global Asset Management, Inc.

By:           /s/ Arthur P. Steinmetz
Arthur P. Steinmetz
Executive Vice President and Director

INVESTMENT ADVISORY AGREEMENT

AGREEMENT made the 1st day of January 2013, by and between OPPENHEIMER CAPITAL INCOME FUND (CAYMAN) LTD. (hereinafter referred to as the "Fund"), and OFI GLOBAL ASSET MANAGEMENT, INC. (hereinafter referred to as "OFI Global" or the “Investment Adviser”).

WHEREAS, the Fund is an exempt company organised under the laws of the Cayman Islands, and OFI Global is an investment adviser registered as such with the Securities and Exchange Commission under the Investment Advisers Act of 1940;

WHEREAS, the Fund desires that OFI Global shall act as its investment adviser pursuant to this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.           General Provision.

The Fund hereby appoints OFI Global and OFI Global hereby undertakes to act as the investment adviser of the Fund and to perform for the Fund such other duties and functions as are hereinafter set forth.  OFI Global shall, in all matters, give to the Fund and the Fund’s board of directors (“Board of Directors”) the benefit of its best judgment, effort, advice and recommendations and shall, at all times conform to, and use its best efforts to enable the Fund to conform to (i) the provisions of Cayman Islands law and the Investment Company Act of 1940 (“Investment Company Act”) and any rules or regulations thereunder; (ii) the provisions of the Memorandum of Association and Articles of Association of the Fund as amended from time to time; (iii) policies and determinations of the Board of Directors of the Fund; (iv) the fundamental policies and investment restrictions of the Fund as communicated to OFI Global in writing by the Fund in effect from time to time.  The appropriate officers and employees of OFI Global shall be available upon reasonable notice for consultation with any of the Directors and officers of the Fund with respect to any matters dealing with the business and affairs of the Fund including the valuation of portfolio securities of the Fund which are either not registered for public sale or not traded on any securities market. OFI Global shall provide these services pursuant to the policies and procedures applicable to the investment management of the U. S. registered investment company that is the sole shareholder of the Fund (the “Controlling Fund”) to the extent such policies and procedures are in the judgment of OFI Global relevant to the Fund and are permitted by Cayman Islands law.

2.	Authority of OFI Global.

In connection with its obligations hereunder, OFI Global will have the authority for and in the name of the Fund, subject to the overall direction and control of the Fund's board of directors, to:

(a) invest and reinvest the Fund's assets, on margin or otherwise, in securities and other financial instruments of United States and foreign entities, including, without limitation, capital stock; shares of beneficial interest; partnership interests and similar financial instruments; bonds, notes and debentures (whether subordinated, convertible or otherwise); currencies; commodities; interest rate, currency, commodity, equity and other derivative products, including, without limitation, (i) futures contracts (and options thereon) relating to stock indices, currencies, United States Government securities and securities of foreign governments, other financial instruments and all other commodities, (ii) swaps, options, warrants, caps, collars, floors and forward rate agreements, (iii) spot and forward currency transactions and (iv) agreements relating to or securing such transactions; equipment lease certificates; equipment trust certificates; loans; accounts and notes receivable and payable held by trade or other creditors; trade acceptances; contract and other claims; executory contracts; participations; mutual funds, exchange traded funds and similar financial instruments; money market funds; obligations of the United States or any state thereof, foreign governments and instrumentalities of any of them; commercial paper; certificates of deposit; bankers' acceptances; choses in action; trust receipts; and any other obligations and instruments or evidences of indebtedness of whatever kind or nature; in each case, of any person, corporation, government or other entity whatsoever, whether or not publicly traded or readily marketable (all such items being called herein a "Security" or "Securities"), and to sell Securities short and cover such sales;

(b) provide research and analysis and direct the formulation of investment policies and strategies for the Fund;

(c) acquire a long position or a short position with respect to any Security and to make purchases or sales increasing, decreasing or liquidating such position or changing from a long position to a short position or from a short position to a long position, without any limitation as to the frequency of the fluctuation in such positions or as to the frequency of the changes in the nature of such positions;

(d) purchase Securities and hold them for investment;

(e) enter into contracts for or in connection with investments in Securities;

(f) invest in other pooled investment vehicles for any purpose, which investments shall be subject in each case to the terms and conditions of the respective governing document for such vehicle;

(g) possess, transfer, mortgage, pledge or otherwise deal in, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, Securities and other property and funds held or owned by the Fund;
(h) lend, either with or without security, any Securities, funds or other properties of the Fund, including by entering into reverse repurchase agreements, and, from time to time, without limit as to the amount, borrow or raise funds, including by entering into repurchase agreements, and secure the payment of obligations of the Fund by mortgage upon, or pledge or hypothecation of, all or any part of the property of the Fund;

(i) open, maintain and close accounts, including futures, margin and custodial accounts, with brokers, including brokers affiliated with OFI Global, which power shall include the authority to issue all instructions and authorisations to brokers regarding the Securities and/or money therein; to pay, or authorise the payment and reimbursement of, commissions that may be in excess of the lowest rates available that are paid to brokers who execute transactions for the account of the Fund and who supply, or pay for (or rebate a portion of the Fund's brokerage commissions to the Fund for payment of) the cost of, brokerage, research or execution services utilised by the Fund, OFI Global and its affiliates, members, partners, officers and employees (collectively, excluding OFI Global, "Affiliates"); provided that the Fund does not pay a rate of commissions in excess of what is competitively available from comparable brokerage firms for comparable services, taking into account various factors, including commission rates, reliability, financial responsibility, strength of the broker and ability of the broker to efficiently execute transactions, the broker's facilities, and the broker's provision or payment of the costs of research and other services or property that are of benefit to the Fund, OFI Global and Affiliates;

(j) open, maintain and close accounts, including custodial accounts, with banks, including banks located outside the United States, and draw checks or other orders for the payment of monies as authorised by the Board of Directors of the Fund;

(k) combine purchase or sale orders on behalf of the Fund with orders for other accounts to whom OFI Global or any of its affiliates provide investment services ("Other Accounts") and allocate the Securities or other assets so purchased or sold, on an average-price basis or by any other method of fair allocation, among such accounts;

(l) enter into arrangements with brokers to open "average price" accounts wherein orders placed during a trading day are placed on behalf of the Fund and Other Accounts and are allocated among such accounts using an average price;

(m)  organise one or more corporations or other entities formed to hold record title, as nominee for the Fund (whether alone or together with the Other Accounts), to Securities or funds of the Fund as authorised by the Board of Directors;

(n) cause the Fund to engage in agency, agency cross and principal transactions with affiliates to the extent permitted by applicable securities laws;

(o) supply the administrator of, or other service providers to, the Fund with such information and instructions as may be necessary to enable such person or persons to perform their duties in accordance with the applicable agreements;
(p) engage personnel, whether part-time or full-time, and subadvisors, attorneys, independent accountants, or such other persons as OFI Global may deem necessary or advisable;

(q) authorise any employee or other agent of OFI Global or any employee or other agent of the Fund to act for and on behalf of the Fund in all matters incidental to the foregoing; and

(r) do any and all acts on behalf of the Fund as it may deem necessary or advisable in connection with the maintenance and administration of the Fund, and exercise all rights of the Fund, with respect to its interest in any person, including, without limitation, the voting of Securities (including voting of proxies), participation in arrangements with creditors, the institution and settlement or compromise of suits and administrative proceedings and other like or similar matters.

3.	Liability.
The Investment Adviser will be liable to the Fund and, without duplication, to the Controlling Fund, as a third party beneficiary hereof,  for the losses to the Fund or the Controlling Fund which are the direct result of the Investment Adviser's bad faith, gross negligence, wilful default or breach of the express terms of this Agreement. Except as set forth in the foregoing sentence, neither the Investment Adviser nor its officers, employees or agents shall be liable hereunder for any act or omission or for any error of judgment in managing the Fund. The Investment Adviser shall not be responsible for any special, indirect or consequential damages, or any loss incurred by reasons of any act or omission of the Fund or any broker, dealer or custodian used hereunder or any authorised representative of the foregoing. Notwithstanding the foregoing, nothing herein shall in any way constitute a waiver or limitation of any rights which the Fund may have under the federal securities or other applicable law.

4.           Other Duties of OFI Global.

OFI Global shall, at its own expense, provide and supervise the activities of all administrative and clerical personnel as shall be required to provide effective corporate administration for the Fund, including but not limited to:

a)	Maintenance of a database of all transactions, open position, portfolio and account/fund information.

b)
Preparation and maintenance of portfolio valuation reports and records based upon the daily activity reflecting cost and market valuations, realized gains and losses, and unrealized gains and losses on open position in accordance with the Memorandum of Association and Articles of Association of the Fund.

c)	Co-ordination of the receipt of account statements from all custodians such as brokers and other clearing organizations and reconcile portfolio positions and cash balances in all such accounts.

d)	Preparation and calculation of a daily net asset value of the fund in accordance with the Memorandum and Articles of Association of the Fund.

e)	Liaising with auditors, as appointed by the Fund from time to time, and the preparation of the Fund’s annual financial statements.

OFI Global shall, at its own expense, provide such officers for the Fund as the Board of Directors may request.

5.           Allocation of Expenses.

All other costs and expenses of the Fund not expressly assumed by OFI Global under this Agreement shall be paid by the Fund, including, but not limited to: (i) interest and taxes; (ii) brokerage commissions; (iii) insurance premiums for fidelity and other coverage requisite to its operations; (iv) compensation and expenses of its directors other than those affiliated with OFI Global; (v) legal and audit expenses; (vi) custodian and transfer agent fees and expenses; (vii) expenses incident to the redemption of its shares; (viii) expenses incident to the issuance of its shares against payment therefor by or on behalf of the subscribers thereto; (ix) fees and expenses, other than as hereinabove provided, incident to its status as a Cayman Islands exempt company; (x) expenses of printing and mailing reports, notices and proxy materials to shareholders of the Fund; (xi) except as noted above, all other expenses incidental to holding meetings of the Fund's shareholders; and (xii) such extraordinary non-recurring expenses as may arise, including litigation, affecting the Fund and any legal obligation which the Fund may have to indemnify its officers and directors with respect thereto.  Any officers or employees of OFI Global or any entity controlling, controlled by or under common control with OFI Global who also serve as officers, directors or employees of the Fund shall not receive any compensation from the Fund for their services.

6.           Compensation of OFI Global.

The Fund agrees to pay OFI Global and OFI Global agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee computed on the aggregate net asset value of the shares of the Fund as of the close of each business day and payable monthly at the following annual rate:

0.75% of the first $100 million of net assets;
0.70% of the next $100 million;
0.65% of the next $100 million;
0.60% of the next $100 million;
0.55% of the next $100 million;
0.50% of the next $4.5 billion; and
0.48% of the net assets in excess of $5 billion.

7.           Portfolio Transactions and Brokerage.

(a)  OFI Global is authorised, in arranging the purchase and sale of the Fund's portfolio investments, to employ or deal with such members of securities or commodities exchanges, brokers, dealers or futures commission merchants (hereinafter "broker-dealers"), including "affiliated" broker-dealers (as that term is defined in the Investment Company Act), as may, in its best judgment, implement the policy of the Fund to obtain the "best execution" (prompt and reliable execution at the most favorable security price obtainable) of the Fund's portfolio transactions as well as to obtain, consistent with the provisions of subparagraph (c) of this paragraph 7, the benefit of such investment information or research as will be of significant assistance to the performance by OFI Global of its investment management functions.

(b)  OFI Global shall select broker-dealers to effect the Fund's portfolio transactions on the basis of its estimate of their ability to obtain best execution of particular and related portfolio transactions.  The abilities of a broker-dealer to obtain best execution of particular portfolio transaction(s)  will be judged by OFI Global on the basis of all relevant factors and considerations including, insofar as feasible, the execution capabilities required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Fund's portfolio transactions by participating therein for its own account; the importance to the Fund of speed, efficiency or confidentiality; the broker-dealer's apparent familiarity with sources from or to whom particular securities might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

(c)  OFI Global shall have discretion, in the interests of the Fund, to allocate brokerage on the Fund's portfolio transactions to broker-dealers, other than an affiliated broker-dealer, qualified to obtain best execution of such transactions who provide brokerage and/or research services (as such services are defined in Section 28(e)(3) of the U. S. Securities Exchange Act of 1934) for the Fund and/or other accounts for which OFI Global exercises "investment discretion" (as that term is defined in Section 3(a)(35) of the U. S. Securities Exchange Act of 1934) and to cause the Fund to pay such broker-dealers a commission for effecting a portfolio transaction for the Fund that is in excess of the amount of commission another broker-dealer adequately qualified to effect such transaction would have charged for effecting that transaction, if OFI Global determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of OFI Global with respect to the accounts as to which it exercises investment discretion.  In reaching such determination, OFI Global will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or being provided by such broker-dealer.  In demonstrating that such determinations were made in good faith, OFI Global shall be prepared to show that all commissions were allocated for purposes contemplated by this Agreement and that the total commissions paid by the Fund over a representative period selected by the Fund's Board of Directors were reasonable in relation to the benefits to the Fund.

(d)  OFI Global shall have no duty or obligation to seek advance competitive bidding for the most favorable commission rate applicable to any particular portfolio transactions or to select any broker-dealer on the basis of its purported or "posted" commission rate but will, to the best of its ability, endeavor to be aware of the current level of the charges of eligible broker-dealers and to minimise the expense incurred by the Fund for effecting its portfolio transactions to the extent consistent with the interests and policies of the Fund as established by the determinations of the Board of Directors of the Fund and the provisions of this paragraph 7.

(e) The Fund recognises that an affiliated broker-dealer: (i) may act as one of the Fund's regular brokers for the Fund so long as it is lawful for it so to act; (ii) may be a major recipient of brokerage commissions paid by the Fund; and (iii) may effect portfolio transactions for the Fund only if the commissions, fees or other remuneration received or to be received by it are determined in accordance with procedures contemplated by any rule, regulation or order adopted under the Investment Company Act for determining the permissible level of such commissions.

8.	Duration.

This Agreement will take effect on the date first set forth above.  Unless earlier terminated pursuant to paragraph 9 hereof, this Agreement shall remain in effect from year to year, so long as OFI Global remains the investment adviser for the Fund and for the Controlling Fund.

9.           Termination.

This Agreement shall terminate automatically and immediately in the event that the Investment Advisory Agreement between OFI Global and the Controlling Fund is terminated. This Agreement may also be terminated (i) by OFI Global at any time without penalty upon sixty days' written notice to the Fund (which notice may be waived by the Fund); or (ii) by the Fund or the Controlling Fund at any time without penalty upon sixty days' written notice to OFI Global (which notice may be waived by OFI Global) provided that such termination by the Fund or the Controlling Fund, as the case may be, shall be directed or approved by the vote of a majority of all of the directors of the Fund or the Controlling Fund, as the case may be, then in office or by the vote of the holders of a "majority" of the outstanding voting securities (as defined in the Investment Company Act) of the Fund or the Controlling Fund, as the case may be.

10.	Notice.

Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party, with a copy to the Fund, at the addresses below or such other address as such other party may designate for the receipt of such notice.

                      If to OFI Global:

OFI Global Asset Management, Inc.
2 World Financial Center, 11th Floor
New York, New York 10281
Attention: Arthur S. Gabinet, General Counsel

If to the Fund:

Oppenheimer Capital Income
Fund (Cayman) Ltd.
c/o Maples Corporate Services Limited
P.O. Box 309, Ugland House
Grand Cayman, KY1-1104
Cayman Islands

If to any party, copy to:

Oppenheimer Capital Income Fund
6803 South Tucson Way
Centennial, Colorado 80112
Attention: Arthur S. Gabinet, General Counsel

11.           Assignment or Amendment.

This Agreement may not be amended or the rights of OFI Global hereunder sold, transferred, pledged or otherwise in any manner encumbered without the affirmative vote or written consent of the holders of the "majority" of the outstanding voting securities of the Fund.  This Agreement shall automatically and immediately terminate in the event of its "assignment," as defined in the Investment Company Act.

12.	Governing Law

This Agreement shall be governed by, and construed in accordance, with the laws of the Colorado.

13.           Definitions.

The terms and provisions of the Agreement shall be interpreted and defined in a manner consistent with the provisions and definitions contained in the Investment Company Act.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE CLIENTS, ANY BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION.  THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR ANY BROCHURE OR ACCOUNT DOCUMENT.

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IN WITNESS WHEREOF, OFI Global and the Fund have caused this Agreement to be executed on the day and year first above written.

OPPENHEIMER CAPITAL INCOME
FUND (CAYMAN) LTD.

By: /s/ Letitia Solomon
Name: Letitia Solomon
Title: Director

OFI GLOBAL ASSET MANAGEMENT, INC.

By: /s/ David Pfeffer
Name: David Pfeffer
Title: Director

INVESTMENT SUBADVISORY AGREEMENT

THIS AGREEMENT is made and entered into as of the 1st day of January, 2013 between OFI Global Asset Management, Inc., a Delaware corporation (the “Adviser”), and OppenheimerFunds, Inc., a Colorado corporation (the “SubAdviser”)

W I T N E S S E T H:

WHEREAS, Oppenheimer Capital Income Fund (the “Fund”) is registered with the Securities and Exchange Commission (the “SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Adviser is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and is engaged in the business of rendering investment advice;

WHEREAS, the Adviser has, pursuant to a restated Advisory Agreement with the Fund dated as of January 1, 2013 (the “Advisory Agreement”) been retained to act as investment adviser for the Fund;

WHEREAS, pursuant to the Advisory Agreement and subject to the supervision of the Board of Trustees, the Adviser shall administer the Fund's business affairs and, in connection therewith, shall furnish the Fund with office facilities and with clerical, bookkeeping and recordkeeping services at such office facilities, as needed.  The Adviser shall supervise continuously the investment program of the Fund;

WHEREAS, the Adviser (or a SubAdviser under the Adviser’s supervision) shall manage the investment operations of the Fund and the composition of the Fund's portfolio, including the purchase, retention and disposition thereof, in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's registration statement;

WHEREAS, the Advisory Agreement permits the Adviser to delegate certain of its duties under the Advisory Agreement subject to the requirements of the 1940 Act;

WHEREAS, the SubAdviser is registered with the SEC as an investment adviser under the Advisers Act, is engaged in the business of rendering investment advice, and served as the Fund’s investment adviser prior to January 1, 2013; and

WHEREAS, the Adviser desires to retain SubAdviser to assist it in the provision of a continuous investment program for the Fund's assets, and SubAdviser is willing to render such services subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties do mutually agree and promise as follows:

1.           Appointment as SubAdviser.  The Adviser hereby retains the SubAdviser to act as SubAdviser of the Fund to provide investment advice to the Fund as hereinafter set forth, subject to the supervision of the Adviser and the Board of Trustees of the Fund and subject to the terms of this Agreement; and the SubAdviser hereby accepts such employment.

2.           Duties of SubAdviser.

(a)           Investments.  The SubAdviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of the Fund as set forth in the Fund's prospectus, summary prospectus and/or statement of additional information, in each case as currently in effect and as supplemented or amended from time to time (collectively referred to hereinafter as the “Prospectus”) and subject to the directions and continuous oversight of the Adviser and the Fund’s Board of Trustees, to (i) regularly provide investment advice and recommendations to the Fund with respect to the Fund’s investments, investment policies and the purchase and sale of securities and other investments; (ii) supervise continuously  the investment program of the Fund and the composition of its portfolio and determine what securities and other investments shall be purchased or sold by the Fund; and (iii) arrange, subject to the provisions of paragraphs (c) and (d) below, for the purchase of securities, and other investments for the Fund and the sale of securities and other investments held in the portfolio of the Fund.  The Adviser agrees to provide the SubAdviser with such assistance as may be reasonably requested by the SubAdviser in connection with its activities under this Agreement, including, without limitation, information concerning the Fund, its assets available, or to become available, for investment and generally as to the conditions of the Fund or the Fund’s affairs.

(b)           Compliance with Applicable Laws and Governing Documents.  In the performance of its duties and obligations under this Agreement or otherwise, the SubAdviser shall act in conformity with the Fund's Declaration of Trust, By-Laws, procedures and policies adopted by the Board of the Fund and/or by the Adviser and the Prospectus and with the instructions and directions received in writing from the Adviser or the Board of Trustees of the Fund and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the “Code”), and all other applicable federal and state laws and regulations necessary to allow the Fund to qualify as a “regulated investment company” as defined in Subchapter M of the Code. Notwithstanding the foregoing, the Adviser shall, subject to the SubAdviser’s compliance with its obligations, remain responsible for the Fund’s overall compliance with the 1940 Act, the Code and all other applicable federal and state laws and regulations.

(c)           Brokerage.

(i) OFI is authorized, in arranging the Fund's portfolio transactions, to employ or deal with such members of securities or commodities exchanges, brokers or dealers, including "affiliated" broker dealers (as that term is defined in the Investment Company Act) (hereinafter "broker-dealers"), as may, in its best judgment, implement the policy of the Fund to obtain, at reasonable expense, the "best execution" (prompt and reliable execution at the most favorable security price obtainable) of the Fund's portfolio transactions as well as to obtain, consistent with the provisions of part (c) (iii) of section 2 of this Agreement, the benefit of such  investment information or research as may be of significant assistance to the performance by the SubAdviser of its investment management functions.

(ii) the SubAdviser shall select broker-dealers to effect the Fund's portfolio transactions on the basis of its estimate of their ability to obtain best execution of particular and related portfolio transactions.  The abilities of a broker-dealer to obtain best execution of particular portfolio transaction(s) will be judged by the SubAdviser on the basis of all relevant factors and considerations including, insofar as feasible, the execution capabilities required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Fund's portfolio transactions by participating therein for its own account; the importance to the Fund of speed, efficiency or confidentiality; the broker-dealer's apparent familiarity with sources from or to whom particular securities might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

(iii) the SubAdviser shall have discretion, in the interests of the Fund, to allocate brokerage on the Fund's portfolio transactions to broker-dealers other than affiliated broker-dealers, qualified to obtain best execution of such transactions who provide brokerage and/or research services (as such services are defined in Section 28(e) of the Securities Exchange Act of 1934) for the Fund and/or other accounts for which the SubAdviser and its affiliates exercise "investment discretion" (as that term is defined in the Securities Exchange Act of 1934) and to cause the Fund to pay such broker-dealers a commission for effecting a portfolio transaction for the Fund that is in excess of the amount of commission another broker-dealer adequately qualified to effect such transaction would have charged for effecting that transaction, if the SubAdviser determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the SubAdviser and its investment advisory affiliates with respect to the accounts as to which they exercise investment discretion.  In reaching such determination, the SubAdviser will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or being provided by such broker-dealer.  In demonstrating that such determinations were made in good faith, the SubAdviser shall be prepared to show that all commissions were allocated for the purposes contemplated by this Agreement and that the total commissions paid by the Fund over a representative period selected by the Fund's Board of Trustees were reasonable in relation to the benefits to the Fund.

(iv) The SubAdviser shall have no duty or obligation to seek advance competitive bidding for the most favorable commission rate applicable to any particular portfolio transactions or to select any broker-dealer on the basis of its purported or "posted" commission rate but will, to the best of its ability, endeavor to be aware of the current level of the charges of eligible broker-dealers and to minimize the expense incurred by the Fund for effecting its portfolio transactions to the extent consistent with the interests and policies of the Fund as established by the determinations of its Board of Trustees and the provisions of section 2 (c) of this Agreement."

(d)           Books and Records.  The SubAdviser shall maintain separate detailed records of all matters pertaining to the Fund (the “Fund’s Records”), including, without limitation, brokerage and other records of all securities transactions.  The SubAdviser acknowledges that the Fund’s Records are property of the Fund.  The Fund's Records shall be available to the Fund, the Adviser, the SubAdviser and their respective agents at any time upon reasonable request during normal business hours and shall be available for telecopying without delay to the Adviser during any day that the Fund is open for business.

(e)           Information Concerning the Fund and SubAdviser.  From time to time as the Adviser or the Fund may request, the SubAdviser will furnish the requesting party information and reports on portfolio transactions and reports on Fund assets held in the portfolio, all in such detail, form and frequency as the Adviser or the Fund may reasonably request.

The SubAdviser will also provide the Adviser with notice and analysis of events that may affect or relate to the valuation of the Fund’s portfolio.

(f)           Custody Arrangements.  The SubAdviser shall on each business day provide the Adviser, the Fund and the Fund’s custodian(s) with such information as the Adviser, the Fund and the Fund’s custodian(s) may reasonably request relating to all transactions and portfolio holdings of the Fund.

4.           Expenses.  During the term of this Agreement, SubAdviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities and other investments (including brokerage commissions and other transaction charges, if any) purchased or sold for the Fund.  Provided that the Fund shall not be required to pay any compensation other than as provided by the terms of the Advisory Agreement, the SubAdviser may obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services.  Except as otherwise provided in this Agreement or by law, the SubAdviser shall not be responsible for the Fund's or Adviser’s expenses, which shall include, but not be limited to, organizational and offering expenses (which include out-of-pocket expenses, but not overhead or employee costs of the SubAdviser); expenses for legal, accounting and auditing services; taxes and governmental fees; dues and expenses incurred in connection with membership in investment company organizations; costs of printing and distributing shareholder reports, proxy materials, Prospectuses, stock certificates and distribution of dividends; charges of the Fund’s custodians and sub-custodians, administrators and sub-administrators, registrars, transfer agents, dividend disbursing agents and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the SEC; expenses of registering or qualifying securities of the Fund for sale in the various states; freight and other charges in connection with the shipment of the Fund’s portfolio securities; fees and expenses of non-interested Trustees; salaries of shareholder relations personnel; costs of shareholders meetings; insurance; interest; brokerage costs; and litigation and other extraordinary or non-recurring expenses.

5.           Compensation.  For the services provided and the expenses assumed with respect to the Fund pursuant to this Agreement, the SubAdviser will be entitled to the fee set forth for the Fund on Exhibit A (“Sub Advisory Fee”).  The Sub Advisory Fee will be calculated as described in Exhibit A.

6.           Representations and Warranties of SubAdviser.  The SubAdviser represents and warrants to the Adviser and the Fund as follows:

(a)           The SubAdviser is registered with the SEC as an investment adviser under the Advisers Act;

(b)           The SubAdviser is or will be registered as a Commodity Trading Advisor (“CTA”) and a Commodity Pool Operator (“CPO”) under the Commodity Exchange Act (the “CEA”) with the Commodity Futures Trading Commission (the “CFTC”) and the National Futures Association (“NFA”), or is not required to register pursuant to an applicable exemption;

(c)           The SubAdviser is a corporation duly organized and properly registered and operating under the laws of the State of Colorado with the power to own and possess its assets, perform its obligations under this Agreement, and to carry on its business as it is now being, and to be, conducted;

(d)           The execution, delivery and performance by the SubAdviser of this Agreement are within the SubAdviser's powers and have been duly authorized by all necessary action and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the SubAdviser for the execution, delivery and performance by the SubAdviser of this Agreement, and the execution, delivery and performance by the SubAdviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the SubAdviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the SubAdviser;

(e)           The Form ADV of the SubAdviser previously provided to the Adviser and all amendments to the SubAdviser’s Form ADV to be provided to Adviser is or will be a true and complete copy of the form as currently filed or as then filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

7.           Representations and Warranties of Adviser.  The Adviser represents and warrants to the SubAdviser as follows:

(a)           The Adviser is registered with the SEC as an investment adviser under the Advisers Act;

(b)           The Adviser is or will be registered as a CTA and a CPO under the CEA with the CFTC and the NFA or is not required to register pursuant to an applicable exemption;

(c)           The Adviser is a corporation duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets, perform its obligations under this Agreement, and to carry on its business as it is now being, and to be, conducted;

(d)           The execution, delivery and performance by the Adviser of this Agreement are within the Adviser's powers and have been duly authorized by all necessary action, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of  applicable law, rule or regulation, (ii) the Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

(e)           The Adviser acknowledges that it received a copy of the SubAdviser's Form ADV prior to the execution of this Agreement;

(f)           The Adviser and the Fund have duly entered into the Advisory Agreement pursuant to which the Fund authorized the Adviser to enter into this Agreement; and

(g)           The Adviser will take such steps as are necessary to ensure that the Fund’s shares are duly authorized and registered for sale to the extent that such shares are offered for sale.

8.           Survival of Representations and Warranties; Duty to Update Information.  All representations and warranties made by the SubAdviser and the Adviser pursuant to Sections 6 and 7, respectively, shall survive the termination of this Agreement.  The parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true and the SubAdviser shall promptly update all information and documents which the SubAdviser is required to provide to the Adviser hereunder.

9.           Liability. The SubAdviser shall exercise its best judgment in rendering the services in accordance with the terms of this Agreement.  Provided that nothing herein shall be deemed to protect the SubAdviser from willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under this Agreement, the SubAdviser shall not be liable for any loss sustained by reason of good faith errors or omissions in connection with any matters to which this Agreement relates.

10.           Duration and Termination.

(a)           Duration.  This Agreement will take effect on the date first set forth above.  Unless sooner terminated, this Agreement shall remain in effect until one year from the date first set forth above, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Fund's Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act); provided that in either event its continuance also is approved by a majority of the Fund's Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(b)           Termination.  Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty:

(i)           By vote of a majority of the Fund's Board of Trustees, or by vote of a majority of the outstanding voting securities of the Fund, or by the Adviser, in each case, upon at least 60 days' written notice to the SubAdviser;

(ii)           By the non-defaulting party immediately upon receipt of written notice from the non-defaulting party to the defaulting party in the event of a breach of any provision of this Agreement by the defaulting party; or

(iii)           By the SubAdviser upon at least 60 days’ written notice to the Adviser and the Fund.

The notice provided for in (i) and (iii) above may be waived by the party required to be notified.

This Agreement shall not be assigned (as such term is defined in the 1940 Act) and shall terminate automatically in the event of its assignment or upon the termination of the Advisory Agreement.

(c)           Transactions in Progress Upon Termination.  The Adviser and SubAdviser will cooperate with each other to ensure that portfolio securities or other transactions in progress at the date of termination of this Agreement shall be completed by the SubAdviser in accordance with the terms of such transactions, and to this end the SubAdviser shall provide the Adviser with all necessary information and documentation to secure the implementation thereof.

11.           Duties of the Adviser.  The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the SubAdviser’s performance of its duties under this Agreement.

12.           Amendment.  This Agreement may be amended only by mutual consent of the parties, provided that the terms of any material amendment shall be approved by: a) the Fund’s Board of Trustees or by a vote of a majority of the outstanding voting securities of the Fund (as required by the 1940 Act), and b) the vote of a majority of the Fund’s Board of Trustees who are not “interested persons” of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

13.           Confidentiality.  Subject to the duties of the SubAdviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the SubAdviser shall treat as confidential all information pertaining to the Fund and the actions of the SubAdviser, the Adviser and the Fund in respect thereof.

14.           Notice.  Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other parties, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

(a)	If to the SubAdviser:

OppenheimerFunds, Inc.
2 World Financial Center
225 Liberty Street
New York, NY 10281-1008
Attn: General Counsel
Facsimile:  (212) 323-4070

(b)           If to the Adviser:

OFI Global Asset Management, Inc.
2 World Financial Center
225 Liberty Street
New York, NY 10281-1008
Attn: General Counsel
Facsimile:  (212) 323-4070

Such notice shall be deemed effective when provided in accordance with this section 14.

15.           Jurisdiction.  This Agreement shall be governed by and construed consistent with the Advisory Agreement and in accordance with substantive laws of the State of New York without reference to choice of law principles thereof and in accordance with the 1940 Act.  In the case of any conflict, the 1940 Act shall control.

16.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same instrument.

17.           Certain Definitions.  The terms and provisions of this Agreement shall be interpreted and defined in a manner consistent with the provisions and definitions of the 1940 Act.

18.           Captions.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

19.           Severability.  If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

20.           Survival.  The provisions of Sections 2(e), 8, 9, 10(c), 13, and 14 will survive termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

ADVISER:
OFI GLOBAL ASSET MANAGEMENT, INC.

By:           /s/ Brian W. Wixted
Name:  Brian W. Wixted
Title:            Senior Vice President

SUBADVISER:
OPPENHEIMERFUNDS, INC.

By:           /s/ Krishna K. Memani
Name: Krishna K. Memani
Title:           President

SUB-ADVISORY AGREEMENT

THIS AGREEMENT dated as of January 1, 2013, by and between OFI Global Asset Management, Inc. ("OFI Global"), a United States registered investment advisor, and OppenheimerFunds, Inc. ("Oppenheimer"), a United States registered investment advisor and a registered commodity trading advisor (the "Sub-Advisor") with respect to Oppenheimer Capital Income Fund (Cayman) Ltd. ("the Fund"), an exempt company organized under the laws of the Cayman Islands.

WHEREAS, the Directors of the Fund have appointed OFI Global as the investment advisor for the Fund, pursuant to the terms of an Investment Advisory Agreement dated January 1, 2013 (the "Advisory Agreement");

WHEREAS, OFI Global desire to appoint the Sub-Advisor as sub-advisor for the Fund and the Sub-Advisor is willing to act in such capacity upon the terms herein set forth;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	General Provision.

OFI Global hereby appoints the Sub-Advisor and the Sub-Advisor hereby undertakes to act as the investment sub-advisor of the Fund to provide investment advice and to perform for the Fund such other duties and functions as are hereinafter set forth.  The Sub-Advisor shall, in all matters, give to the Fund and the Fund's board of directors (the “Board of Directors”), directly or through OFI Global, the benefit of the Sub-Advisor's best judgment, effort, advice and recommendations and shall, at all times conform to, and use its best efforts to enable the Fund to conform to (i) the provisions of Cayman Islands law and the Investment Company Act of 1940 (“Investment Company Act”) and any rules or regulations thereunder to the extent not prohibited by Cayman Islands law; (ii) the provisions of the Memorandum of Association and Articles of Association of the Fund as amended from time to time; (iii) policies and determinations of the Board of Directors of the Fund; (iv) the fundamental policies and investment restrictions of the Fund as communicated in writing to the Sub-Advisor from time to time.  The appropriate officers and employees of the Sub-Advisor shall be available upon reasonable notice for consultation with OFI Global or any of the Directors and officers of the Fund with respect to any matters dealing with the business and affairs of the Fund including the valuation of portfolio securities of the Fund which are either not registered for public sale or not traded on any securities market.  The Sub-Advisor shall provide these services pursuant to the policies and procedures applicable to the investment management of the U.S. registered investment company that is the sole shareholder of the Fund (the “Controlling Fund”) to the extent such policies and procedures are in the judgment of OFI Global relevant to the Fund and are permitted by Cayman Islands law.  Capitalized terms used herein without definition shall, as the context requires, have the meaning ascribed to them in the Advisory Agreement.

2.	Authority of the Sub-Advisor.

In connection with its obligations hereunder, the Sub-Advisor will have the authority for and in the name of the Fund, subject to the overall direction and control of the Fund's Board of Directors, to:

(s) invest and reinvest the Fund's assets, on margin or otherwise, in securities and other financial instruments of United States and foreign entities, including, without limitation, capital stock; shares of beneficial interest; partnership interests and similar financial instruments; bonds, notes and debentures (whether subordinated, convertible or otherwise); currencies; commodities; interest rate, currency, commodity, equity and other derivative products, including, without limitation, (i) futures contracts (and options thereon) relating to stock indices, currencies, United States Government securities and securities of foreign governments, other financial instruments and all other commodities, (ii) swaps, options, warrants, caps, collars, floors and forward rate agreements, (iii) spot and forward currency transactions and (iv) agreements relating to or securing such transactions; equipment lease certificates; equipment trust certificates; loans; accounts and notes receivable and payable held by trade or other creditors; trade acceptances; contract and other claims; executory contracts; participations; mutual funds, exchange traded funds and similar financial instruments; money market funds; obligations of the United States or any state thereof, foreign governments and instrumentalities of any of them; commercial paper; certificates of deposit; bankers' acceptances; choses in action; trust receipts; and any other obligations and instruments or evidences of indebtedness of whatever kind or nature; in each case, of any person, corporation, government or other entity whatsoever, whether or not publicly traded or readily marketable (all such items being called herein a "Security" or "Securities"), and to sell Securities short and cover such sales;

(t) provide research and analysis and direct the formulation of investment policies and strategies for the Fund;

(u) acquire a long position or a short position with respect to any Security and to make purchases or sales increasing, decreasing or liquidating such position or changing from a long position to a short position or from a short position to a long position, without any limitation as to the frequency of the fluctuation in such positions or as to the frequency of the changes in the nature of such positions;

(v) purchase Securities and hold them for investment;

(w) enter into contracts for or in connection with investments in Securities;

(x) invest in other pooled investment vehicles for any purpose, which investments shall be subject in each case to the terms and conditions of the respective governing document for such vehicle;

(y) possess, transfer, mortgage, pledge or otherwise deal in, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, Securities and other property and funds held or owned by the Fund;

(z) lend, either with or without security, any Securities, funds or other properties of the Fund, including by entering into reverse repurchase agreements, and, from time to time, without limit as to the amount, borrow or raise funds, including by entering into repurchase agreements, and secure the payment of obligations of the Fund by mortgage upon, or pledge or hypothecation of, all or any part of the property of the Fund;

(aa) open, maintain and close accounts, including futures, margin and custodial accounts, with brokers, including brokers affiliated with the Sub-Advisor, which power shall include the authority to issue all instructions and authorisations to brokers regarding the Securities and/or money therein; to pay, or authorise the payment and reimbursement of, commissions that may be in excess of the lowest rates available that are paid to brokers who execute transactions for the account of the Fund and who supply, or pay for (or rebate a portion of the Fund's brokerage commissions to the Fund for payment of) the cost of, brokerage, research or execution services utilised by the Fund, OFI Global and its affiliates, members, partners, officers and employees (collectively, excluding the Sub-Advisor, "Affiliates"); provided that the Fund does not pay a rate of commissions in excess of what is competitively available from comparable brokerage firms for comparable services, taking into account various factors, including commission rates, reliability, financial responsibility, strength of the broker and ability of the broker to efficiently execute transactions, the broker's facilities, and the broker's provision or payment of the costs of research and other services or property that are of benefit to the Fund, OFI Global and Affiliates;

(bb) open, maintain and close accounts, including custodial accounts, with banks, including banks located outside the United States, and draw checks or other orders for the payment of monies as authorised by the Board of Directors;

(cc) combine purchase or sale orders on behalf of the Fund with orders for other accounts to whom the Sub-Advisor or any of its affiliates provide investment services ("Other Accounts") and allocate the Securities or other assets so purchased or sold, on an average-price basis or by any other method of fair allocation, among such accounts;

(dd) enter into arrangements with brokers to open "average price" accounts wherein orders placed during a trading day are placed on behalf of the Fund and Other Accounts and are allocated among such accounts using an average price;

(ee)  organise one or more corporations or other entities formed to hold record title, as nominee for the Fund (whether alone or together with the Other Accounts), to Securities or funds of the Fund as authorized by the Board of Directors;

(ff) cause the Fund to engage in agency, agency cross and principal transactions with affiliates to the extent permitted by applicable securities laws;

(gg) supply the administrator of, or other service providers to, the Fund with such information and instructions as may be necessary to enable such person or persons to perform their duties in accordance with the applicable agreements;

(hh) engage personnel, whether part-time or full-time, and sub-advisors, attorneys, independent accountants, or such other persons as the Sub-Advisor may deem necessary or advisable;

(ii) authorise any employee or other agent of the Sub-Advisor or any employee or other agent of the Fund to act for and on behalf of the Fund in all matters incidental to the foregoing; and
(jj) do any and all acts on behalf of the Fund as it may deem necessary or advisable in connection with the maintenance and administration of the Fund, and exercise all rights of the Fund, with respect to its interest in any person, including, without limitation, the voting of Securities (including voting of proxies), participation in arrangements with creditors, the institution and settlement or compromise of suits and administrative proceedings and other like or similar matters.

3.	Liability.

The Sub-Adviser will be liable to the Fund and, without duplication, to the Controlling Fund, as third party beneficiaries hereof, for the losses to the Fund or the Controlling Fund which are the direct result of the Sub-Adviser’s bad faith, gross negligence, wilful default or breach of the express terms of this Agreement. Except as set forth in the foregoing sentence, neither the Sub-Advisor nor its officers, employees or agents shall be liable hereunder for any act or omission or for any error of judgment in managing the Fund. The Sub-Advisor shall not be responsible for any special, indirect or consequential damages, or any loss incurred by reasons of any act or omission of the Fund or any broker, dealer or custodian used hereunder or any authorised representative of the foregoing. Notwithstanding the foregoing, nothing herein shall in any way constitute a waiver or limitation of any rights which the Fund may have under the federal securities or other applicable law.

4.	Duties of OFI Global.

OFI Global shall provide the Sub-Advisor with the following information about the Fund:

(a)	cash flow estimates on request;
(b)	notice of the Fund's "investable funds" by 11:00 a.m. each business day;
(c)	as they are modified, from time to time, current versions of the documents and policies referred to in subparagraphs (ii), (iii) and (iv) of paragraph 1, above.

5.	Compensation of the Sub-Advisor.

OFI Global agrees to pay the Sub-Advisor and the Sub-Advisor agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee computed on the aggregate net asset value of the Fund as of the close of each business day and payable monthly by the tenth business day of the following month, at the following annual rate:

0.375% of the first $100 million of net assets;
0.350% of the next $100 million;
0.325% of the next $100 million;
0.300% of the next $100 million;
0.275% of the next $100 million;
0.250% of the next $4.5 billion; and
0.240% of the net assets in excess of $5 billion

6.	Portfolio Transactions and Brokerage.

(a)
The Sub-Advisor is authorised, in arranging the purchase and sale of the Fund's portfolio investments, to employ or deal with such members of securities or commodities exchanges, brokers or dealers or futures commission merchants (hereinafter "broker-dealers"), including "affiliated" broker-dealers, as that term is defined in the Investment Company Act, as may, in its best judgment, implement the policy of the Fund to obtain the "best execution" (prompt and reliable execution at the most favorable security price obtainable) of the Fund's portfolio transactions.

(b)
The Sub-Advisor may effect the purchase and sale of securities (which are otherwise publicly traded) in private transactions on such terms and conditions as are customary in such transactions, may use a broker in such to effect said transactions, and may enter into a contract in which the broker acts either as principal or as agent.

(c)
The Sub-Advisor shall select broker-dealers to effect the Fund's portfolio transactions on the basis of its estimate of their ability to obtain best execution of particular and related portfolio transactions.  The abilities of a broker-dealer to obtain best execution of particular portfolio transaction(s) will be judged by the Sub-Advisor on the basis of all relevant factors and considerations including, insofar as feasible, the execution capabilities required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Fund's portfolio transactions by participating therein for its own account; the importance to the Fund of speed, efficiency or confidentiality; the broker-dealer's apparent familiarity with sources from or to whom particular securities might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

(d)
The Sub-Advisor shall have discretion, in the interests of the Fund, to allocate brokerage on the Fund's portfolio transactions to broker-dealers, other than affiliated broker-dealers, qualified to obtain best execution of such transactions who provide brokerage and/or research services (as such services are defined in Section 28(e)(3) of the  U.S. Securities Exchange Act of 1934) for the Fund and/or other accounts for which the Sub-Advisor exercises "investment discretion" (as that term is defined in Section 3(a)(35) of the U.S. Securities Exchange Act of 1934) and to cause the Fund to pay such broker-dealers a commission for effecting a portfolio transaction for the Fund that is in excess of the amount of commission another broker-dealer adequately qualified to effect such transaction would have charged for effecting that transaction, if the Sub-Advisor determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Advisor with respect to the accounts as to which it exercises investment discretion.  In reaching such determination, the Sub-Advisor will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or being provided by such broker-dealer.  In demonstrating that such determinations were made in good faith, the Sub-Advisor shall be prepared to show that all commissions were allocated for purposes contemplated by this Agreement and that the total commissions paid by the Fund over a representative period selected by the Directors were reasonable in relation to the benefits to the Fund.

(e)
The Sub-Advisor shall have no duty or obligation to seek advance competitive bidding for the most favorable commission rate applicable to any particular portfolio transactions or to select any broker-dealer on the basis of its purported or "posted" commission rate but will, to the best of its ability, endeavor to be aware of the current level of the charges of eligible broker-dealers and to minimise the expense incurred by the Fund for effecting its portfolio transactions to the extent consistent with the interests and policies of the Fund as established by the determinations of the Board  of Directors and the provisions of this paragraph 6.

7.	Duration.

This Agreement will take effect on the date first set forth above. Unless earlier terminated pursuant to paragraph 8 hereof, this Agreement shall remain in effect so long as OFI Global remains the investment advisor for the Fund and for the Controlling Fund.

8.	Termination.

This Agreement shall terminate automatically in the event of its assignment, in the event the Fund terminates the Advisory Agreement or in the event that the Investment Advisory Agreement between OFI Global and the Controlling Fund is terminated.  This Agreement may also be terminated: (i) for cause or with the consent of the parties, the Fund and the Controlling Fund; (ii) by  OFI Global or the Sub-Advisor at any time without penalty upon sixty days' written notice to the other party, the Fund and the Controlling Fund; or (iii) by the Fund or the Controlling Fund at any time without penalty upon sixty days' written notice to OFI Global and the Sub-Advisor provided that such termination by the Fund or the Controlling Fund, as the case may be, shall be directed or approved by the vote of a majority of all of the directors of the Fund or the Controlling Fund, as the case may be, then in office or by the vote of the holders of a "majority" of the outstanding voting securities (as defined in the U.S. Investment Company Act) of the Fund or the Controlling Fund, as the case may be.

9.	Notice.

Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party, with a copy to the Fund, at the addresses below or such other address as such other party may designate for the receipt of such notice.

                      If to OFI Global:

OFI Global Asset Management, Inc.
2 World Financial Center, 11th Floor
New York, New York 10281
Attention: Arthur S. Gabinet, General Counsel

If to the Sub-Advisor:

OppenheimerFunds, Inc.
2 World Financial Center, 11th Floor
New York, New York 10281
Attention: Arthur S. Gabinet, General Counsel
If to the Fund:

Oppenheimer Capital Income Fund (Cayman) Ltd.
c/o Maples Corporate Services Limited
P.O. Box 309, Ugland House
Grand Cayman, KY1-1104
Cayman Islands

If to any party, copy to:

Oppenheimer Capital Income Fund
6803 South Tucson Way
Centennial, Colorado 80112
Attention:  Arthur S. Gabinet, General Counsel

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE CLIENTS, ANY BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION.  THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR ANY BROCHURE OR ACCOUNT DOCUMENT.

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IN WITNESS WHEREOF, OFI Global and the Sub-Advisor have caused this Agreement to be executed on the day and year first above written.

OFI GLOBAL ASSET MANAGEMENT, INC.

By: /s/ David Pfeffer
Name: David Pfeffer
Title: Director

OPPENHEIMERFUNDS, INC.

By: /s/ Brian Wixted
Name: Brian Wixted
Title: Senior Vice President